UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2005

YORK INTERNATIONAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10863	13-3473472
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

631 South Richland Avenue, York, Pennsylvania		17403
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(717) 771-7890

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2005, the Compensation Committee of the Board of Directors of
York International Corporation (the "Company") granted performance units to the
Company's Chief Executive Officer and next most highly compensated executive officers. The number of units actually earned will be determined at the end of fiscal 2007 by measuring the Company's performance against targets for earnings before interest and taxes as a percent of sales (EBIT%) and return on net capital employed (RONCE) established by the Committee. At target, the number of units listed below will be earned. For entry level achievment, 50% of the units will be earned and at maximum, 150% will be earned. The units earned will be settled in shares of the Company's stock.

C. David Myers - 49,300 shares
Thomas F. Huntington - 9,600 shares
Peter C. Spellar - 5,700 shares
Wayne J. Kennedy - 7,300 shares

The Compensation Committee also granted the following number of restricted shares that will vest on the third anniversary of the grant date:

C. David Myers - 21,100 shares
Thomas F. Huntington - 4,200 shares
Peter C. Spellar - 2,500 shares
Wayne J. Kennedy - 3,100 shares

On May 25, 2005, the Compensation Committee approved a compensation plan for the Board of Directors for 2005. The terms of this plan are set forth on
Exhibit 99.1 filed herewith.

Item 9.01. Financial Statements and Exhibits.

99.1 Compensation Plan for the Board of Directors for 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK INTERNATIONAL CORPORATION

May 31, 2005	By:	M. David Kornblatt

Name: M. David Kornblatt
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Compensation Plan for the Board of Directors for 2005